UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

First Eagle Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01642	87-6975595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 698-3300

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 5, 2025, First Eagle Alternative Credit, LLC (“FEAC”), the investment subadviser to First Eagle Private Credit Fund (the “Fund”), appointed Robert O’Brien as a new portfolio manager of the Fund, joining Michelle Handy, Larry Klaff, Garrett Stephen and Bryan Murphy on the Fund portfolio management team. Robert Hickey will no longer serve as a portfolio manager of the Fund.

Biographical information for Robert O’Brien is set forth below:

Robert O’Brien is a Managing Director and Portfolio Manager for the US Leveraged Loan platform at FEAC and also serves as a Managing Director and Portfolio Manager for the US Leveraged Loan platform at Napier Park Global Capital (US) LP (“Napier Park”). He also serves as the senior leveraged loan trader. Robert joined the Leveraged Loan Investments team at Citi Capital Advisors in 2003, prior to its spinout as Napier Park. Earlier in his career, he worked as a Research Associate in Bear Stearns’ High Grade Research department within the Financial Institutions group. He holds a BS in Business Administration from Boston University.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE PRIVATE CREDIT FUND

Date: September 5, 2025	By:	/s/ William Karim
	Name:	William Karim
	Title:	Deputy General Counsel